Exhibit 99

Cardinal Bankshares Corporation Announces Appointment of Larrowe

FLOYD, VA, July 25, 2011 - Leon Moore, Chairman, President and CEO of Cardinal Bankshares Corporation and Bank of Floyd announced that Michael D. Larrowe has joined both Cardinal and Bank of Floyd as Executive Vice President.

Mr. Larrowe has over 29 years of public accounting experience. Mr. Larrowe was owner and managing partner of Larrowe & Company PLC, providing services to over 100 community banks, prior to merging with Elliott Davis LLC.

Mr. Larrowe has had practical banking experience through serving as Chief Operating Officer and Chief Financial Officer for two community banks.